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                                                                   Exhibit 10.34

                             TAX INDEMNITY AGREEMENT

     This Agreement is made this 17th day of April, 2001, by and between REGENERATION TECHNOLOGIES, INC. (the "Borrower") and BANK OF AMERICA, N.A. (the "Bank").

                                    Recitals
                                    --------

     The Bank and the Borrower are executing a Loan Agreement (as amended or restated from time to time, the "Loan Agreement") of even date herewith. The Borrower may, pursuant to the Loan Agreement, execute and deliver a Renewal Promissory Note (the "Note") of even date herewith in the principal amount of $10,000,000 in favor of the Bank. The Note, together with all other Loan Documents (as defined in the Loan Agreement), are collectively referred to herein as the "Credit Documents". The Borrower has indicated that the Credit Documents are exempt from Florida documentary stamp taxes (collectively, the "Taxes"). The Borrower is executing this Agreement to induce the Bank to accept the Credit Documents without payment of such taxes.

     NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

     1. The Borrower assumes full liability for payment of all Taxes (including interest and penalties, if any) now or hereafter due with respect to or in connection with the Credit Documents. The Borrower agrees to indemnify the Bank, its directors, officers, agents and employees from and against any and all liability and costs (including, without limitation, reasonable attorneys fees) that may accrue to or be sustained by the Bank, its directors, officers, agents or employees in connection with or as a result of: (a) the failure to pay any Taxes on or in connection with the Credit Documents when due; and (b) any claim or action filed or brought by or in the name of the State of Florida or any department or agency thereof (including, without limitation, the Florida Department of Revenue) with respect to any non-payment of Taxes on or in connection with the Credit Documents when due.

     2. From and after the date hereof, the Bank agrees that promptly upon receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, giving rise to a potential claim for indemnification under this Agreement, the Bank will give prompt notice thereof in writing to the Borrower, together in each instance with such information regarding such proceeding as the Bank shall then have. The Borrower reserves the right to contest and defend all appropriate legal or other proceedings, any demand, assertion, claim, action or proceeding with respect to which it has been called upon to indemnify the Bank under the provisions of this Agreement, provided, however, that: (a) notice of the intention so to contest shall be delivered to the Bank within twenty (20) calendar days from the date of receipt by the Borrower of notice of the assertion of such demand, assertion, claim, action or proceeding; and (b) the Borrower shall pay all costs and expenses of such contest, including all attorneys fees.

     3. The Borrower's rights and obligations herein shall continue in full force and effect notwithstanding the expiration or termination of the Credit Documents for any reason.
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     4. This Agreement shall be governed by Florida law. No modifications, amendments or waivers of this Agreement, or any of its provisions, shall be binding on any party unless evidenced by a written instrument duly executed by the parties.

         Dated as of the date first set forth above.

                                              BANK OF AMERICA, N.A.

                                              By: /s/ Cynthia M. Stringfield
                                                 -------------------------------
                                                 Its: Asst. Vice President
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                                              REGENERATION TECHNOLOGIES, INC.

                                              By: /s/ Richard R. Allen
                                                 -------------------------------
                                                 Its: CFO/Sec/Treas.
                                                      --------------------------

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